Report of Independent Registered
Public Accounting Firm


To the Shareholders and
 Board of Trustees of
Federated Institutional Trust

In planning and performing
 our audits of the financial
 statements of Federated
Institutional High
Yield Bond Fund the Fund
 one of the portfolios
 constituting Federated
 Institutional Trust as
of and for the year ended
October 31 2007 in accordance
 with the standards of the
 Public
Company Accounting Oversight
 Board United States we
considered its internal
control over
financial reporting including
control activities for
safeguarding securities as
 a basis for
designing our auditing
 procedures for the purpose
of expressing our opinion
on the financial
statements and to comply
 with the requirements of
 Form NSAR but not for
 the purpose of
expressing an opinion on the
 effectiveness of the Funds
internal control over
financial reporting
Accordingly we express no
such opinion

The management of the Fund
 is responsible for establishing
and maintaining effective internal
control over financial reporting
 In fulfilling this responsibility
 estimates and judgments by
management are required to assess
the expected benefits and related
 costs of controls A
companys internal control over
 financial reporting is a
 process designed to provide
reasonable
assurance regarding the
reliability of financial
 reporting and the preparation
 of financial
statements for external purposes
 in accordance with generally
accepted accounting principles
Such internal control includes
policies and procedures that
 provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition use or disposition of a
companys assets that could
 have a material effect on
the financial statements

Because of its inherent
limitations internal control
 over financial reporting
 may not prevent or
detect misstatements Also
projections of any evaluation
 of effectiveness to future
 periods are
subject to the risk that controls

 may become inadequate because of
changes in conditions or that
the degree of compliance with
the polices or procedures may
deteriorate

A control deficiency exists
 when the design or operation
of a control does not allow
 management
or employees in the normal
 course of performing their
 assigned functions to prevent
 or detect
misstatements on a timely basis
  A significant deficiency is
 a control deficiency or combination
of control deficiencies that
adversely affects the companys
 ability to initiate authorize
record
process or report external
financial data reliably in
accordance with generally
accepted
accounting principles such
that there is more than a remote
 likelihood that a misstatement
 of the
companys annual or interim
financial statements that
 is more than inconsequential
 will not be
prevented or detected  A material
 weakness is a significant
deficiency or combination of
significant deficiencies that
results in more than a remote
likelihood that a material
misstatement
of the annual or interim
 financial statements will
be not prevented or detected

Our consideration of the Funds
 internal control over
 financial reporting was
for the limited
purpose described in the
first paragraph and would
 not necessarily disclose
 all deficiencies in
internal control that might
 be significant deficiencies
 or material weaknesses under
 standards
established by the Public
Company Accounting Oversight
Board United States  However
 we
noted no deficiencies in the
 Funds internal control over
 financial reporting and its
operation
including controls for
 safeguarding securities
that we consider to be a
material weakness as
defined above as of October 31 2007




This report is intended
 solely for the information
 and use of management and
the Board of
Trustees of the Trust and
 the Securities and Exchange
 Commission and is not
intended to be and
should not be used by anyone
other than these specified parties


ERNST & YOUNG LLP


Boston Massachusetts
December 18 2007